Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES REPORTS SECOND QUARTER RESULTS

Second Quarter 2019 Highlights

•Net sales of $629.1 million in the second quarter, a decrease of 8% year-over-year
•Net income of $47.5 million or $1.89 per diluted share in the second quarter
•Aftermarket sales grew to $75.7 million for the quarter, up 12% year-over-year
•International sales grew to $31.5 million for the quarter, up 21% year-over-year
•North American RV now less than 60% of total net sales for the twelve months ended June 30, 2019
•Quarterly dividend of $0.65 per share paid totaling $16.3 million

Elkhart, Indiana - August 6, 2019 - LCI Industries (NYSE: LCII) ("LCI", or the "Company"), through its wholly-owned subsidiary, Lippert Components, Inc., supplies, domestically and internationally, a broad array of engineered components for the leading original equipment manufacturers ("OEMs") in the recreation and industrial product markets, and the related aftermarkets of those industries, today reported second quarter 2019 results.

"In the second quarter, we delivered solid performance led by growth in Aftermarket, as well as sequential margin expansion driven by market share gains, operational efficiencies, and material cost improvements. While the North American RV market remains challenging, our diversification strategy continues to generate solid momentum. As of June 30th, our adjacent, aftermarket, and international sales comprised over 40 percent of our last twelve-month sales, which was supported by 29 percent growth in domestic Aftermarket sales over the first quarter and 13 percent year-over-year. In addition, our Aftermarket Segment operating margin has expanded to 17.1 percent in the second quarter and 14.9 percent year-to-date. We also benefited from the implementation of initiatives to enhance our manufacturing efficiencies through several continuous improvement, lean, and automation projects, which drove lower labor costs for the quarter and enhanced margins," said LCI Industries' Chief Executive Officer, Jason Lippert. "Supplementing our investments in innovation, content growth, and market share gains, we also announced two exciting transactions during the quarter, Lewmar Marine and Lavet, which will further enhance our offerings to the marine and the international RV market, respectively. As we look to the back half of 2019, while the domestic RV market will remain somewhat pressured, we believe we have the opportunity to further drive value for our shareholders through a continued focus on diversifying our business as we remain committed to core industry leadership, innovation, and growth into new markets."

Second Quarter 2019 Results

Consolidated net sales for the second quarter of 2019 were $629.1 million, a decline of eight percent from 2018 second quarter net sales of $684.5 million. Net income in the second quarter of 2019 was $47.5 million, or $1.89 per diluted share, compared to net income of $47.2 million, or $1.86 per diluted share, in the second quarter of 2018.

The decrease in year-over-year net sales for the second quarter of 2019 reflects lower RV wholesale shipments as dealers normalize their inventory levels which we believe to be in the final stages of correction, offset by continued growth in the Company's aftermarket and international markets. Net sales from acquisitions completed by the Company over the twelve months ended June 30, 2019, contributed $8.6 million in the second quarter of 2019.

The Company's content per travel trailer and fifth-wheel RV for the twelve months ended June 30, 2019, increased $74 to $3,486, compared to the twelve months ended June 30, 2018, of $3,412. The Company's content per motorhome RV for the twelve months ended June 30, 2019, increased $30 to $2,468, compared to the twelve months ended June 30, 2018, of $2,438. The content increases are a result of organic growth, including new product introductions and price increases, as well as acquisitions.

July 2019 Results

July 2019 consolidated net sales are approximately $181 million, down five percent from July 2018. Sales continue to be impacted by reduced production rates by the RV OEMs.

Income Taxes

The Company's effective tax rate was 25 percent for the quarter ended June 30, 2019, higher than the comparable prior year period of 24 percent primarily due to a year-over-year increase in state income taxes.

Balance Sheet and Other Items

At June 30, 2019, the Company's cash, cash equivalents, and restricted cash balance was $60.7 million, an increase of $45.7 million from the balance of $14.9 million at the beginning of the year. The ending balance includes restricted cash of $45.5 million for the acquisition of Lewmar. The Company generated cash flow from operations of $180.1 million and invested $35.8 million in capital expenditures as well as $31.3 million for dividend payments to shareholders for the six months ended June 30, 2019. The Company's outstanding debt was $245.3 million at June 30, 2019.

Conference Call & Webcast

LCI will host a conference call to discuss its second quarter 2019 earnings on Tuesday, August 6, 2019, at 8:30 a.m. Eastern time, which may be accessed by dialing (888) 525-0270 for participants in the U.S./Canada or (704) 935-3405 for participants outside the U.S./Canada using the required conference ID 2298822. In addition, an online, real-time webcast, as well as a supplemental earnings presentation can be accessed on the Company's website, www.lci1.com/investors.

A replay of the conference call will be available for two weeks by dialing (855) 859-2056 and referencing access code 2298822. A replay of the webcast will also be available on LCI's website until the next quarterly conference call.

About LCI Industries

From over 65 manufacturing and distribution facilities located throughout the United States and in Canada, Ireland, Italy, and the United Kingdom, LCI Industries, through its wholly-owned subsidiary, LCI, supplies, domestically and internationally, a broad array of engineered components for the leading OEMs in the recreation and industrial product markets, consisting of recreational vehicles and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors, and service centers. LCI's products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; electronic components; appliances; televisions, sound systems, navigation systems, and backup cameras; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters.

Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs availability, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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LCI INDUSTRIES
OPERATING RESULTS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Last Twelve
	2019	2018	2019	2018	Months
(In thousands, except per share amounts)

Net sales	$629,068	$684,455	$1,221,240	$1,334,947	$2,362,100
Cost of sales	480,415	533,999	939,993	1,043,758	1,851,698
Gross profit	148,653	150,456	281,247	291,189	510,402
Selling, general and administrative expenses	82,996	86,368	167,835	167,281	322,110
Operating profit	65,657	64,088	113,412	123,908	188,292
Interest expense, net	2,099	1,660	4,606	2,761	8,281
Income before income taxes	63,558	62,428	108,806	121,147	180,011
Provision for income taxes	16,031	15,204	26,913	26,587	44,127
Net income	$47,527	$47,224	$81,893	$94,560	$135,884

Net income per common share:
Basic	$1.90	$1.87	$3.28	$3.75	$5.42
Diluted	$1.89	$1.86	$3.28	$3.70	$5.38

Weighted average common shares outstanding:
Basic	25,024	25,233	24,963	25,195	25,069
Diluted	25,091	25,454	25,005	25,527	25,258

Depreciation and amortization	$18,666	$17,201	$37,115	$32,476	$72,165
Capital expenditures	$11,344	$28,535	$35,786	$54,539	$101,074

LCI INDUSTRIES
SEGMENT RESULTS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Last Twelve
	2019	2018	2019	2018	Months
(In thousands)
Net sales:
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$343,051	$399,464	$659,922	$804,421	$1,296,231
Motorhomes	41,357	49,071	86,357	101,986	171,668
Adjacent Industries OEMs	168,960	168,383	338,869	310,690	642,768
Total OEM Segment net sales	553,368	616,918	1,085,148	1,217,097	2,110,667
Aftermarket Segment:
Total Aftermarket Segment net sales	75,700	67,537	136,092	117,850	251,433
Total net sales	$629,068	$684,455	$1,221,240	$1,334,947	$2,362,100

Operating profit:
OEM Segment	$52,679	$53,591	$93,087	$107,531	$153,032
Aftermarket Segment	12,978	10,497	20,325	16,377	35,260
Total operating profit	$65,657	$64,088	$113,412	$123,908	$188,292

LCI INDUSTRIES
BALANCE SHEET INFORMATION
(unaudited)

	June 30,	December 31,
	2019	2018
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$15,128	$14,928
Restricted cash	45,532	—
Accounts receivable, net of allowances of $2,512 and $1,895 at June 30, 2019 and December 31, 2018, respectively	143,111	121,812
Inventories, net	301,159	340,615
Prepaid expenses and other current assets	33,168	49,296
Total current assets	538,098	526,651
Fixed assets, net	339,613	322,876
Goodwill	182,224	180,168
Other intangible assets, net	165,170	176,342
Operating lease right-of-use assets	62,898	—
Deferred taxes	9,219	10,948
Other assets	32,997	26,908
Total assets	$1,330,219	$1,243,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$89,323	$78,354
Current portion of operating lease obligations	14,141	—
Accrued expenses and other current liabilities	116,928	99,228
Total current liabilities	220,392	177,582
Long-term indebtedness	245,310	293,528
Operating lease obligations	51,408	—
Other long-term liabilities	60,233	66,528
Total liabilities	577,343	537,638
Total stockholders’ equity	752,876	706,255
Total liabilities and stockholders’ equity	$1,330,219	$1,243,893

LCI INDUSTRIES
SUMMARY OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2019	2018
(In thousands)
Cash flows from operating activities:
Net income	$81,893	$94,560
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	37,115	32,476
Stock-based compensation expense	7,848	9,762
Other non-cash items	705	(927)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(22,345)	(52,236)
Inventories, net	39,944	(14,556)
Prepaid expenses and other assets	11,444	(5,743)
Accounts payable, trade	11,567	5,412
Accrued expenses and other liabilities	11,944	10,181
Net cash flows provided by operating activities	180,115	78,929
Cash flows from investing activities:
Capital expenditures	(35,786)	(54,539)
Acquisitions of businesses, net of cash acquired	(8,530)	(153,415)
Proceeds from note receivable	—	2,000
Other investing activities	251	(1,016)
Net cash flows used in investing activities	(44,065)	(206,970)
Cash flows from financing activities:
Vesting of stock-based awards, net of shares tendered for payment of taxes	(7,144)	(14,114)
Proceeds from revolving credit facility borrowings	305,288	631,148
Repayments under revolving credit facility borrowings	(354,981)	(469,148)
Proceeds from other borrowings	—	4,509
Payment of dividends	(31,266)	(28,985)
Payment of contingent consideration related to acquisitions	(4)	(3,011)
Other financing activities	(393)	(556)
Net cash flows (used in) provided by financing activities	(88,500)	119,843
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,818)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	45,732	(8,198)
Cash, cash equivalents, and restricted cash at beginning of period	14,928	26,049
Cash, cash equivalents, and restricted cash at end of period	$60,660	$17,851

LCI INDUSTRIES
SUPPLEMENTARY INFORMATION
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,			Last Twelve
	2019		2018	2019		2018	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	101.0		115.5	185.7		232.4	368.3
Motorhome RVs	12.8		15.6	25.5		33.1	50.0
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	133.3	(2)	149.3	210.3	(2)	230.9	400.7	(2)
Impact on dealer inventories	(32.3)	(2)	(33.8)	(24.6)	(2)	1.5	(32.4)	(2)
Motorhome RVs	14.9	(2)	17.4	24.4	(2)	29.3	47.0	(2)

				Twelve Months Ended
				June 30,
				2019		2018
LCI Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$3,486		$3,412
Motorhome RV				$2,468		$2,438

				June 30,			December 31,
				2019		2018	2018
Balance Sheet Data:
Current ratio				2.4		2.7	3.0
Total indebtedness to stockholders' equity				0.3		0.3	0.4
Days sales in accounts receivable, based on last twelve months				24.6		22.9	24.2
Inventory turns, based on last twelve months				5.7		7.0	6.2

				2019
Estimated Full Year Data:
Capital expenditures				$ 55 - $ 65 million
Depreciation and amortization				$ 70 - $ 75 million
Stock-based compensation expense				$ 15 - $ 17 million
Annual tax rate				24% - 26%

(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) June 2019 retail sales data for RVs has not been published yet, therefore 2019 retail data for RVs includes an estimate for June 2019 retail units. Retail sales data will likely be revised upwards in future months as various states report.